UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

LGI HOMES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement.

On May 25, 2017, LGI Homes, Inc. (the “Company”) entered into that certain Second Amended and Restated Credit Agreement dated as of May 25, 2017 (the “Credit Agreement”) by and among the Company, each of the financial institutions initially a signatory thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner, and Fifth Third Bank as documentation agent. Capitalized terms not defined in this Current Report on Form 8-K (this “Current Report”) shall have the meanings given to such terms in the Credit Agreement.

The  Credit Agreement has substantially similar terms and provisions to the 2016 Credit Agreement (as defined below) and provides for a $600.0 million revolving credit facility, which can be increased by request of the Company up to $650.0 million, subject to the terms and conditions of the Credit Agreement. The revolving credit facility matures on May 31, 2020. Prior to each annual anniversary of the Credit Agreement, the Company may request a one year extension of the maturity date. The initial interest rate under the Credit Agreement is LIBOR (one month) plus 3.15%.

The Company’s obligations under the Credit Agreement and all other Guaranteed Obligations are guaranteed by each of the Company’s subsidiaries having gross assets equal to or greater than $500,000. Prior to the occurrence of a Trigger Event under the Credit Agreement, the Credit Agreement will be unsecured. A Trigger Event occurs if at the end of any fiscal quarter, (i) the ratio of EBITDA to Interest Expense of the Company and its subsidiaries for the prior four fiscal quarters is less than 4.00 to 1.00 and/or (ii) the Leverage Ratio (defined as the ratio of Total Consolidated Debt to Total Capitalization) is greater than or equal to 57.5%. Upon the occurrence of a Trigger Event, the Company will be required to grant the Administrative Agent a first priority lien in substantially all real property, including completed homes and homes under construction, of the Company and its subsidiaries.

The Credit Agreement requires the Company to maintain (i) Tangible Net Worth of not less than the sum of $300.0 million plus 75% of the Net Proceeds of all Equity Issuances after December 31, 2016 plus 50% of positive Consolidated Earnings after taxes earned in any fiscal quarter after December 31, 2016, (ii) a Leverage Ratio of not greater than 60.0% (as determined as of the last day of each fiscal quarter), (iii) Liquidity of at least $50.0 million, and (iv) a ratio of EBITDA to Interest Expense for the most recent four quarters of at least 2.50 to 1.00.

The Credit Agreement also prohibits (i) the Company and its subsidiaries from making any Investments, other than as permitted under the Credit Agreement (including a limitation on investments in rental housing), (ii) the Company from having its Land Value exceed, at any time, 145% of Tangible Net Worth and (iii) the number of Speculative Housing Units and Model Housing Units, at the end of any fiscal quarter, from exceeding the number of Housing Units sold during the period of six months ending on the last day of such fiscal quarter, on an annualized basis, multiplied by 45%.

In addition, the Credit Agreement contains various covenants that, among other restrictions, limit the Company’s’ ability to (i) create, issue, incur or assume indebtedness, (ii) conduct intercompany transfers, (iii) merge, consolidate or acquire all or substantially all of the assets of any person other than subsidiaries of the Company and (iv) commencing with the quarter ending December 31, 2017, limit the proportion of sales of Housing Units under Wholesale Sales Contracts. The Credit Agreement also contains events of default, subject to cure periods in certain circumstances, including, among others, (a) failure to pay principal, interest and other amounts due, (b) failure to perform any financial, negative or certain specified affirmative covenants, (c) inaccuracy in any material respect of any statement, representation or warranty by the Company or any subsidiary in any loan document, (d) cross-default to Indebtedness of $1.0 million or more, (e) certain changes of control or changes in management of the Company, (f) certain bankruptcy or other insolvency events, (g) certain events or circumstances that could reasonably be expected to have a material adverse effect and (h) unpaid or unstayed judgment or attachment of $500,000 or more.

If any default occurs under the Credit Agreement, the Company may be unable to borrow funds under the Credit Agreement. In addition, upon the occurrence of any event of default, the Lenders may, at their sole option, declare all sums owing to the Lenders under the Credit Agreement immediately due and payable.

The description set forth above is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

The Credit Agreement amended and restated in its entirety that certain Amended and Restated Credit Agreement, dated as of May 27, 2016, (as amended and supplemented to date, the “2016 Credit Agreement”), by and among the Company, each of the financial institutions signatory thereto, and Wells Fargo Bank, National Association, as administrative agent, with Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, and Deutsche Bank Securities Inc. and Fifth Third Bank, as Documentation Agents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Second Amended and Restated Credit Agreement, dated as of May 25, 2017, by and among LGI Homes, Inc., each of the financial institutions initially a signatory thereto, and Wells Fargo Bank, National Association, as administrative agent, with Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, and Fifth Third Bank, as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI Homes, Inc.

	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board

Date: May 26, 2017

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1
Second Amended and Restated Credit Agreement, dated as of May 25, 2017, by and among LGI Homes, Inc., each of the financial institutions initially a signatory thereto, and Wells Fargo Bank, National Association, as administrative agent, with Wells Fargo Securities, LLC, as sole Lead Arranger and sole Bookrunner, and Fifth Third Bank, as Documentation Agent.